Exhibit 10.1

DIRECTV CEO Contract Term Sheet	November 18, 2009

Category	Terms
1. Position	• President & CEO of DIRECTV • Reports to the Board of Directors • Member of the Board of Directors

2. Contract Term	• Three year term • January 1, 2010 start date • If Transformation Event occurs during final 14 months, the Contract Term will run until 14 months after the Transformation Event

3. Location of Principal Office	• New York, NY / Los Angeles, CA

4. Base Salary	• $1.5MM • Salary adjusted annually based on New York CPI

5. Annual Bonus Opportunity	• 200% base salary, if a full bonus year • Performance goals to be set by the Compensation Committee

6. Long-Term Incentives/Equity

•                  Grant at hire of $25MM in present value to cover full 3 year term based on FAS 123R valuations.

•                  50% in stock options,

•                  exercise price equal to the stock price on date of grant

•                  three-year installment vesting on each anniversary of grant

•                  50% in performance restricted stock units

•                  performance based on the average of the achievement on a set of three one-year performance goals

•                  measures to be similar to those used for other DIRECTV participants (2009 measures include revenue growth, OPBDA (EBITDA) growth, and growth in cash flow before interest and taxes) but measures may change each year

•                  payout to range from 0% to 125% of the target grant, based on actual results

•                  dividend equivalents accrued and paid at earn out based on earned shares

7. Benefits & Perquisites	• Commensurate with President & CEO position, but in no event less favorable than those offered to other senior executives

8. Non-Solicitation/Non-Compete	• During employment and for two years after leaving the Company

9. Confidentiality	• Standard confidentiality provisions

10. Voluntary Resignation (other than Effective Termination) or Involuntary Termination with Cause before or after the Contract Term

•                  Base salary and accrued vacation through date of termination

•                  Nothing else paid, except as required by law

•                  Vested options exercisable for 3 years (or, if shorter, the expiration of the option term), if Voluntary Resignation after Contract Term

11. Termination due to Death or Disability

•                  Lump sum payment of base salary through the end of the contract term (to the extent permitted by Section 409A)

•                  Prorated target bonus for the year

•                  100% acceleration of equity vesting. Assumes performance shares are earned at the target level.

•                  Options exercisable until the end of the ten-year term

12. Involuntary Termination Without Cause or an Effective Termination after the Contract Term

•                  Position, base salary, bonus opportunity and location continue after expiration of Contract Term

•                  Non-Solicitation/Non-Compete and Confidentiality covenants continue after expiration of Contract Term

•                  After the expiration of the contract term, Executive will still be eligible for severance in accordance with the senior executive policy as then in effect (currently 1 times base plus target bonus)

•                  Vested options exercisable until the end of the ten-year term

13. Involuntary Termination without Cause or an Effective Termination*

•                  Cash severance of 1.5 times sum of base salary plus target bonus

•                  100% vesting acceleration of performance shares, at target performance level

•                  Option vesting acceleration on a pro-rata schedule, after adding another 18 months of service credit (actual service plus 18 months will be divided by 36 months to compute the pro-rating); vested options exercisable until the end of the ten-year term

•                  Continuation of welfare benefits during the severance period; no continuation of perquisites

•                  If a Transformation Event causes part or all of the severance package to be subject to the golden parachute rules of Section 280G, the Executive will be responsible for paying any excise taxes which might apply.

•                  Executive’s equity awards will: (i) allow for equity acceleration above the 280G limit and (ii) provide that, except as may be determined by the Compensation Committee, no acceleration of equity vesting shall occur except in connection with Items 11 or 13 herein.

14. Effective Termination Definition

•                  Reduction in base salary or target bonus opportunity;

•                  Reduction in responsibilities, titles, powers, duties at the Company or assignment of duties inconsistent with President & CEO position (if a Transformation Event occurs and Executive remains the senior most executive corporate officer of the Company, he must remain through the first anniversary of a Transformation Event to claim severance for any of these reasons);

•                  Relocation of principal office more than 50 miles from either New York or Los Angeles; or

•                  Voluntary resignation within 60 days of the first anniversary of a Transformation Event

15. Transformation Event Definition

•                  The occurrence during the Contract Term of an event which results in: (i) the Company no longer having publicly-traded equity shares, or (ii) an acquisition, whether directly or indirectly, of at least 30% of the voting power of the Company, unless the directors prior to the acquisition continue to constitute at least 75% of the directors.

*  Executive cannot claim an Effective Termination due to a reduction of his duties or responsibilities, or assignment of duties inconsistent with President and CEO position, if, in any event, he remains the senior most executive corporate officer of the Company until the anniversary of a Transformation Event. After a Transformation Event, Executive can declare an Effective Termination for any reason in the 60 days following the anniversary of such Transformation Event.